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                                                                      Exhibit 23
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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
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     We consent to the reference to our firm under the captions "Experts" and
"Financial Statements" and to the use of our report dated May 23, 1996 and February 10, 1997 relating to certain financial statements of Tice Engineering and Sales, Inc. and to the use of our report dated February 10, 1997 relating to certain financial statements of Tice Technology, Inc. in Amendment No. 2 to Form S-1 filed on behalf of Tice Technology, Inc. for the registration of 2,984,717 Common Shares and 1,000,000 Common Stock Purchase Warrants of Tice Technology, Inc. under Section 8(a) of the Securities Act of 1933.


Dated: March 6, 1997                   Boring & Goins, P.C.


                                       By: /s/ Roger L. Goins
                                          --------------------------------
                                       Title: /s/ Vice President/Secretary
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